Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-285425) and Form S-8 (Nos. 333-256905, 333-139996, 333-174922, 333-188974, 333-209061, 033-55327, 333-279907, 333-279906 and 333-277593) of MasTec, Inc. of our report dated February 26, 2026 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Miami, Florida
February 26, 2026